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                                                                     EXHIBIT 5.2


                       CADWELL SANFORD DEIBERT & GARRY LLP

                                     LAWYERS

Joe W. Cadwell                                                        Telephone
Steven W. Sanford                 River Centre                    (605) 336-0828
Douglas M. Deibert      200 East 10th Street, Suite 200
William C. Garry                Sioux Falls, South Dakota 57104       Telecopier
Scott Perrenoud*                                                  (605) 336-6036
Stephen C. Landon                      Mailing Address:
Brett A. Lovrien*+                       P.O. Box 1157
Michael A. Henderson         Sioux Falls, South Dakota 57101-1157
James S. Simko
Anne Marie Feiock**
Shawn M. Nichols                                        Writer's E-Mail Address
                                                            ssanford@cadlaw.com
* Also admitted in Iowa
**Also admitted in Nebraska
+ Also admitted in Minnesota


May 26, 2006



Board of Directors
VeraSun Energy Corporation
100 22nd Avenue
Brookings, SD 57006

Dear Board Members,

We have acted as special South Dakota counsel to VeraSun Energy Corporation, a South Dakota corporation (the "Company"), in connection with certain South Dakota corporate law issues subsidiary to, but not including, the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933 relating to (i) 11,000,000 shares of common stock of the Company to be offered by the Company (the "Company Shares"), (ii) 8,837,500 shares of common stock of the Company to be offered by selling shareholders of the Company (the "Selling Shareholder Shares"), 2,587,500 of which shares are subject to an overallotment option granted by the selling shareholders to the underwriters and 1,180,000 shares of which will be issued to a selling shareholder upon the exercise of warrants (the "Warrant Shares").

We have reviewed the corporate action of the Company in connection with this matter and have examined the documents, corporate records and other instruments we deemed necessary for the purpose of this opinion. We also are assuming that if any of the Company Shares or the Warrant Shares are to be uncertificated, you will undertake appropriate authorizing procedures pursuant to our advice.


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Board of Directors
VeraSun Energy Corporation
Page 2
May 26, 2006


Based on the foregoing, and subject to the qualifications stated below, it is our opinion that:

        (1) The Company Shares are duly authorized shares of common stock of the Company and, when issued and sold in the manner described in the Registration Statement and in accordance with resolutions adopted by the Board of Directors of the Company and by the Pricing Committee of the Board of Directors of the Company, and when payment therefor shall have been received by the Company, will be legally issued, fully paid and nonassessable;

        (2) The Warrant shares, when issued and sold upon exercise of the Warrant and in accordance with the terms of the Warrant, and when payment therefor shall have been received by the Company, will be legally issued, fully paid and nonassessable; and

        (3) The Selling Shareholder Shares, other than the Warrant Shares, have been legally issued and are fully paid and nonassessable.

This opinion is based solely on the internal laws of South Dakota, excluding any securities or blue sky laws. The opinions set forth herein are given as of the date hereof and are expressly limited to the matters stated herein and no opinion is express or implied or may be inferred beyond what is explicitly stated in this letter. We disclaim any obligation to notify you or any other person after the date of this letter of any change in fact and/or law that should change our opinion with respect to any matter on which we express an opinion herein. We agree that Stoel Rives LLP may rely on this opinion. Otherwise, (1) these opinions are rendered solely for your benefit and may be relied upon only by you and may not be relied upon by any other person, firm or party whomsoever, except Stoel Rives LLP and (2) these opinions may not be circulated or furnished to any other party or described, quoted or otherwise referred to in any other document or for any other purpose whatsoever without our prior express written consent.

We consent to the use of our name in the Registration Statement and in the Prospectus filed as a part thereof and, if necessary, to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Cadwell Sanford Deibert & Garry LLP

Cadwell Sanford Deibert & Garry LLP